Exhibit 10.1

                            INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made the ________ day of _________, 2005 by and between Dresser-Rand Group Inc., a Delaware corporation (the "Corporation"), and _____________________, who currently is serving as a member of the Board of Directors of the Corporation (the "Director").

WHEREAS, the Director is currently serving in the capacity described above;

WHEREAS, the Corporation wishes the Director to continue to serve in such capacity and the Director is willing, under certain circumstances, to continue in such capacity;

WHEREAS, the Corporation has agreed to provide the Director with the benefits contemplated in this Agreement.

NOW, THEREFORE, in consideration of the Director's continued and future service to the Corporation, the parties agree as follows:

1. INDEMNIFICATION. The Corporation agrees to indemnify the Director to the full extent permitted by Delaware General Corporation Law, as it exists now and as it may be amended in the future to provide additional indemnification for the Director, subject to the provisions of this Agreement. If the Director is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Expenses (as defined below), losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by the Director, but not for the total amount thereof, the Corporation shall nevertheless indemnify the Director for such portion.

2. ADDITIONAL INDEMNIFICATION AND PAYMENT OF EXPENSES. Without limiting the indemnification provided in Section 1 and subject to the limitations, terms and conditions of this Agreement, including, but not limited to, the limitations in Section 7, the Corporation agrees to:

     (a) indemnify the Director against all judgments for both compensatory and punitive damages, fines, penalties and settlements incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, any action by or in the right of the Corporation) (a "Proceeding"), to which the Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that the Director is, was or at any time becomes a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee, agent, or fiduciary of another corporation, partnership, joint venture, trust or other enterprise or with respect to any employee benefit plan (or its participants or beneficiaries) of the Corporation or any such other enterprise, and

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     (b)  pay all costs, charges and other expenses, including, but not limited to, attorneys' fees, costs of appearance, attachment and similar bonds (hereinafter referred to as "Expenses" incurred in connection with the investigation and defense of any action, suit or proceeding described in Section 2(a).

     (c) The Corporation intends that the Director shall be indemnified to the fullest extent permitted by law as provided in Section 1 and that to the fullest extent consistent therewith no determination that indemnification is permissible (a "Determination") shall be required in connection with such indemnification. In no event shall a Determination be required in connection with advancement of Expenses pursuant to Section 5 or in connection with indemnification for Expenses incurred as a witness or incurred in connection with any Proceeding or portion thereof with respect to which the Director has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within 30 days after receipt of the Director's written request for indemnification. At the Director's request, such Determination shall be made by independent legal counsel in a written opinion to the Corporation and such Director, and such counsel shall: (a) be competent to deliver such opinion, (b) not otherwise have performed any services for the Corporation or any of its affiliates or for the Director within the past three years (other than with respect to matters concerning the rights of a director or officer of the Corporation under this Agreement or a similar agreement), and (c) be selected by the Corporation with the consent of the Director, such consent not to be unreasonably withheld. The Corporation shall pay the fees and expenses of such independent legal counsel. Subject to
          Section 8, If a Determination unfavorable to a Director is made, the Director shall have the right to challenge such Determination before a court of competent jurisdiction.

3. MAINTENANCE OF D&O INSURANCE. The Corporation currently maintains directors' and officers' liability insurance with a limit of coverage of $40,000,000 for individual directors (the "D&O Policies").

     (a) So long as the Director shall continue to serve in any capacity described in Section 2 and thereafter so long as the Director shall be subject to any possible action, suit or proceeding by reason of the fact that the Director served in any of said capacities, the Corporation will purchase and maintain in effect for the benefit of the Director one or more valid, binding and enforceable policies of directors' and officers' liability insurance providing, in all respects, (i) coverage and amounts at least comparable to that provided pursuant to the D&O Policies and (ii) the same rights and benefits accorded to the most favorably insured of the Corporation's and its subsidiaries' then current directors and officers.

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     (b)  Notwithstanding Section 3(a), the Corporation shall not be required to maintain directors' and officers' liability insurance in effect if such insurance is not reasonably available or if, in the reasonable business judgment of the Board of Directors of the Corporation as it may exist from time to time, either (i) the premium cost for such insurance is substantially disproportionate to the amount of insurance or (ii) the coverage is so limited by exclusions that there is insufficient benefit provided by such insurance.

     (c) If the Corporation, acting under Section 3(b), does not purchase and maintain in effect directors' and officers' liability insurance, the Corporation shall indemnify and hold harmless the Director to the full extent of the coverage which would otherwise have been provided by the D&O Policies.

4. DEFENSE OF CLAIM. With respect to any action, suit or proceeding described in Section 2, the Corporation may elect to assume the investigation and defense of such action, suit or proceeding with counsel it selects with the consent of the Director, which consent shall not be unreasonably withheld. After notice to the Director from the Corporation of its election to assume the investigation and defense, the Corporation shall not be liable to the Director under this Agreement for any expenses subsequently incurred by the Director in connection with the investigation and defense other than for services requested by the Corporation or the counsel it selected. The Director shall have the right to employ his own counsel, but the Expenses incurred by the Director after notice from the Corporation of its assumption of the investigation and defense shall be at the expense of the Director. Notwithstanding the foregoing, however, the Director shall be entitled to separate counsel in any action, suit or proceeding brought by or on behalf of the Corporation or as to which counsel for the director reasonably concludes that there is a conflict of interest between the Corporation and the Director, provided that the Corporation shall not be required to pay the expenses of more than one such separate counsel for persons it is indemnifying in any one action, suit or proceeding.

5. ADVANCE PAYMENT OF EXPENSE. The Director's reasonable Expenses incurred in connection with any action, suit or proceeding described in Section 2 shall be paid by the Corporation as they accrue, and, in any event, within 30 days after the Corporation has received written request therefor from or on behalf of the Director. The Corporation shall continue to make such payments unless and until there has been a final adjudication by a court of competent jurisdiction establishing that the Director is not entitled to be indemnified for such Expenses under this Agreement.

6. DIRECTOR'S REIMBURSEMENT. The Director agrees to reimburse the Corporation for all amounts paid by the Corporation pursuant to Sections 1, 2, 3(c), 4, and 5 of this Agreement in the event and to the extent, but only in the event and only to the extent that there is a final adjudication by a court of competent jurisdiction establishing that the Director is not entitled to be so indemnified or to have such Expenses paid by the Corporation.

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7.   LIMITATIONS ON INDEMNIFICATION AND ADVANCEMENT. Notwithstanding anything in the foregoing to the contrary, the Corporation shall not be liable under this Agreement to make any indemnity payment or advancement of Expenses in connection with any action, suit or proceeding:

     (a) to the extent that payment is actually made, or for which payment is available, to or on behalf of the Director under an insurance policy, except in respect of any amount in excess of the limits of liability of such policy or any applicable deductible for such policy;

     (b) to the extent that payment has or will be made to the Director by the Corporation otherwise than pursuant to this Agreement;

     (c) to the extent that there was a final adjudication by the court of competent jurisdiction that the Director derived an improper personal benefit or otherwise breached his duty of loyalty to the Corporation or its stockholders; or

     (d) to the extent that there was a final adjudication by a court of competent jurisdiction that the Director committed acts or omissions other than in good faith or which involved fraudulent, dishonest or intentional misconduct or knowing violation of law.

8. ENFORCEMENT OF DIRECTOR'S RIGHTS. The Director shall have the right to enforce this Agreement only in the state courts of the State of Delaware if the Corporation either fails to Indemnify the Director pursuant to Section 1, 2 or 3(c) or fails to advance Expenses pursuant to Section 5 within 30 days of the receipt of written request to do so from or on behalf of the Director. The Director's Expenses incurred in successfully establishing his right to indemnification or advancement of Expenses, in whole or in part, in any such action (or settlement thereof) (including any challenge to an unfavorable Determination pursuant to Section 2) shall be paid by the Corporation.

9. SETTLEMENT. The Corporation shall not be liable to indemnify the Director under this Agreement for any amounts paid in settlement of any action, suit or proceeding without its written consent, which consent shall not be unreasonably withheld. The Corporation shall not settle any action, suit or proceeding which would impose any penalty or limitation on the Director without the Director's written consent, which consent shall not be unreasonably withheld, conditioned or delayed. In the event that consent is not given and the parties hereto are unable to agree on a proposed settlement, independent legal counsel shall be retained by the Corporation, at its expense, with the consent of the director, which consent shall not be unreasonably withheld, conditioned or delayed for the purpose of determining whether or not the proposed settlement is reasonable under all the circumstances, and if independent legal counsel determines the proposed settlement is reasonable, the settlement may be consummated without the consent of the other party.

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10.  CORPORATE SUBROGATION RIGHTS. In the event of any payment under this
     Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Director against any person or organization and the Director shall execute all papers required and shall do everything that may be reasonably necessary to secure such rights.

11. NON-EXCLUSIVE. Nothing in this Agreement shall diminish or otherwise restrict, and this Agreement shall not be deemed exclusive of, the Director's rights to indemnification or advancement of Expenses under any provision of the Delaware General Corporation Law or the Certificate of Incorporation or By-Laws of the Corporation or otherwise. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which the Director is a party or create any right of the Director to continued employment or appointment. No resignation or termination of the Director's position as such shall affect Director's rights under this Agreement.

12. NOTICE TO THE CORPORATION. The Director will promptly notify the Corporation of any threatened, pending or completed action, suit or proceeding against the Director described in Section 2. The failure to notify or promptly notify the Corporation shall not relieve the Corporation from any liability which it may have to the Director otherwise than under this Agreement, and shall relieve the Corporation from liability hereunder only to the extent the Corporation has been prejudiced.

13. NOTICES. Any notice that is required or permitted to be given under this Agreement shall be in writing and shall be personally delivered or deposited in the United States mail, certified or registered mail with proper postage prepaid and addressed:

     If to the Corporation:

                           Dresser-Rand Group Inc.
                           Paul Clark Drive
                           Olean, NY 14760
                           Attn:  General Counsel

     If to the Director:

     Or at such other address as the party may furnish to the other party by ten
     (10) days' prior written notice.

14. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions.

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15.  GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

16. BINDING EFFECT. This Agreement shall be binding upon the Director and upon the Corporation, its successors and assigns, and shall inure to the benefit of the Director, his heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns.

17. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties.

IN WITNESS WHEREOF, the parties have executed this Agreement.

Director:                                          Dresser-Rand Group Inc.

                                                   By:
----------------------------                          --------------------------
                                                   Its:

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